                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                        FIRST PLACE FINANCIAL CORPORATION

        We, the undersigned, being the President and Secretary of First Place Financial Corporation, do hereby on this date restate the Articles of Incorporation, as amended, of First Place Financial Corporation pursuant to the laws of the State of New Mexico:

                                   ARTICLE I.

        The name of this corporation shall be First Place Financial Corporation.

                                   ARTICLE II.

        The purposes for which the corporation is formed are:

        (a) To purchase, trade for, or otherwise acquire and hold the stock of other corporations and to perform all acts permitted for holding such stock, including the direction of the operation of other corporations through the ownership of stock in such corporations; to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge, or otherwise dispose of shares or voting trust certificates for shares of the capital stock, or any bonds, notes, securities, or evidences of indebtedness, created by any other corporation or corporations organized under the laws of the state of New Mexico or any other state, district, territory, country, nation or other government, and also bonds or evidences of indebtedness of the United States or any state, district, territory, dependency, municipality, or other subdivision; to issue in exchange shares of the capital stock, bonds, notes, or other obligations of this corporation and to exercise all rights OF ownership incident to owners of such instruments or interests, including the right to vote on any shares of stock or voting trusts owned by this corporation; to promote, lend money to, and guarantee the dividends, stocks, bonds, notes, evidences of indebtedness, contracts, or other obligations, and otherwise aid in any lawful manner any corporation or association of which any stocks, voting trust certificate, bonds or other evidences of indebtedness or securities are held by this corporation, or in which this corporation shall have any interest, and to perform all lawful acts designated to protect, promote or improve the value of any such bonds, notes, stocks or other securities or evidences of indebtedness held by this corporation.

       (b) To engage in general financial business by purchasing, trading for, or otherwise acquiring, creating and holding, pledging, assigning, creating security interests and trusts with respect to selling, exchanging, or otherwise disposing of and generally dealing in and with securities of every kind, nature and description.

       (c) To buy, or otherwise acquire, own, sell, lease or otherwise deal in personal property, real estate, stocks, bonds, debentures and promissory notes.

       (d) To carry on any lawful business whatsoever which is calculated, directly or indirectly, to promote the interests OF the corporation or to enhance the value of its property, and to have and exercise all the right, powers and privileges now or hereafter conferred by the laws of the State of New Mexico upon corporations formed under the laws referred to herein, or any laws amendatory thereof, supplemental thereto, or substituted therefore, and to do any and all of the things set forth to the same extent as a natural person might or could do.

                                  ARTICLE III.

        The total authorized capital stock of this corporation shall be five million shares which shall have no par value and all of said stock shall be common stock.

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

                                   ARTICLE IV.

        The corporation will not commence business until consideration of the value of not less than $l,000.00 shall be received for the issuance of shares of stock in the corporation,

                                   ARTICLE V.

        The ownership and transfer of stock in this corporation shall be controlled by the By-Laws of said corporation and Article VI of these Articles. Cumulative voting shall not be used in the election of Directors or for any other purpose.

                                   ARTICLE VI.

        The corporation shall have the right by appropriate action to impose restrictions upon the transfer of any shares of its common stock, or any interest therein, from time to time issued, provided that such restrictions, or notice thereof, shall be set forth upon the face or back of the certificates representing such shares of common stock. Preemptive rights to any increase in common stock are expressly denied.

                                  ARTICLE VII.

        The mailing address of the initial registered office of this corporation shall be One First Place, Farmington, New Mexico 87401 and the street address of the initial registered office shall be One First Place, Farmington, New Mexico 87401. The name of the initial registered agent shall be Richard I. Ledbetter whose business address is One First Place, FarmIngton, New Mexico 87401.

                                  ARTICLE VIII.

        (a) The number of directors constituting the initial Board of Directors is ten (10) and the following named persons shall serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

            NAME                                                 ADDRESS
Roy Owen                                                P.O. Box 838
                                                        Farmington, NM 87401
Clinton M. Taylor                                       614 Gladeview
                                                        Farmington, NM  87401
Richard I. Ledbetter                                    3203 Knudsen
                                                        Farmington, NM  87401
Ray L. Atchison                                         5802 Cedarwood Drive
                                                        Farmington, NM  87401
Robert S. Culpepper                                     503 N. Auburn
                                                        Farmington, NM  87401
J. Gregory Merrion                                      P.O. Box 507
                                                        Farmington, NM  87401
Jack M. Morgan                                          P.O. Box 2151
                                                        Farmington, NM  87401
R. F. Taft                                              304 N. Behrend
                                                        Farmington, NM  87401
Miriam M. Taylor                                        505 E. La Plata
                                                        Farmington, NM  87401
Marlo L. Webb                                           P.O. Box 127
                                                        Farmington, NM  87401

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

The number of directors may be increased or decreased from time to time by amendment to the By-Laws, but no decrease shall have the effect of shortening the term of any incumbent director.

           (b) Directors shall be divided into three (3) classes, each class to be as nearly equal in number as possible, the term of office of directors of the first class to expire at the first annual meeting of shareholders after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class to expire at the third annual meeting after their election. At each annual meeting thereafter, Directors equal to the number whose terms expire at the time of the meeting shall be elected to hold office until the third succeeding annual meeting.

             (c) The name and address of the incorporator of this corporation is:

                           Richard I. Ledbetter
                           3203 Knudsen
                           Farmington, NM  87401

                                   ARTICLE IX.

            The holders of not less than eighty percent (80%) of the outstanding voting stock of the corporation shall be represented in person or by proxy for the shareholders to consider any of the following transactions in the event that eighty percent (80%) of the entire Board of Directors of the corporation has not recommended to the stockholders of the corporation a vote in favor of the transaction. This provision shall apply to the following proposed transactions: (a) a merger or consolidation of the corporation or
(b) a sale, exchange or lease of all or substantially all of the assets of the corporation to any person or entity. For purposes of this provision, substantially all of the assets shall mean such assets having a fair market value or book value, whichever is greater, of twenty-five percent (25%) or more of the total assets as reflected on a balance sheet of the corporation as of a date no earlier than forty-five (45) days prior to any such acquisition of the corporation's assets. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding stock of the corporation shall be required at any meeting to approve any such transaction or to amend or repeal the provisions of this Article IX. Except as otherwise required by these Articles of Incorporation, other business may be conducted at such meeting as long as the holders of a majority of the shares are represented in person or by proxy.

IN WITNESS WHEREOF, I hereunto set my hand and seal this 4TH day of November, 1999.

                                   /S/ JAMES D. ROSE
                                   -------------------------------------------
                                   James D. Rose, President

                                   /S/ JAMES C. BRADLEY
                                   -------------------------------------------
                                   James C. Bradley, Secretary and Treasurer

                                  VERIFICATION

              I, THE UNDERSIGNED, BEING FIRST DULY SWORN UPON MY OATH, STATE THAT I AM THE PRESIDENT OF FIRST PLACE FINANCIAL CORPORATION; THE AMENDED AND RESTATED ARTICLES OF INCORPORATION HAVE BEEN DULY ADOPTED BY A RESOLUTION OF THE BOARD OF DIRECTORS; THAT I, AS PRESIDENT, AND JAMES C. BRADLEY, AS SECRETARY AND TREASURER, HAVE EXECUTED THE AMENDED AND RESTATED ARTICLES IN ACCORDANCE WITH SECTION 53-13-7, NMSA 1978, AS AMENDED; AND THE INFORMATION CONTAINED HEREIN IS TRUE AND CORRECT TO THE BEST OF MY KNOWLDGE, INFORMATION AND BELIEF.

                                   /S/ JAMES D. ROSE
                                   -------------------------------------------
                                   James D. Rose, President of First Place
                                   Financial Corporation

              State of New Mexico

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              County of San Juan

              Signed and sworn to before me on 4TH November, 1999 by James D. Rose.

                                   /S/ YVETTE SANCHEZ
                                   -------------------------------------------
                                   Notary Public
[SEAL]
                                   My commission expires: AUGUST 26, 2003
                                                         ---------------------









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